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Exhibit 23

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
NAVTEQ Corporation:

        We consent to incorporation by reference in the registration statement on Form S-8 (No. 333-767000) of NAVTEQ Corporation of our report dated March 4, 2004, relating to the consolidated balance sheets of NAVTEQ Corporation and subsidiaries as of December 31, 2002 and 2003, and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedule, which report appears in the December 31, 2003 annual report on Form 10-K of NAVTEQ Corporation.

        Our report of the consolidated financial statements refers to the adoption of the provisions of Statement of Financial Accounting Standards No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections," on January 1, 2003.

                      /s/ KPMG LLP

Chicago, Illinois
March 12, 2004

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  Exhibit 23
INDEPENDENT AUDITORS' CONSENT